Exhibit 99.1

Lyell Immunopharma Announces up to $100 Million Equity Private Placement

SOUTH SAN FRANCISCO, Calif., July 25, 2025 — Lyell Immunopharma, Inc. (Nasdaq: LYEL), a clinical-stage company advancing next-generation CAR T-cell therapies for patients with cancer, today announced that it has entered into a securities purchase agreement for a private placement with certain institutional and other accredited investors, for gross proceeds of up to approximately $100 million.

The initial closing of approximately $50 million of common stock at a price of $13.32 per share is anticipated to occur on or about July 25, 2025, subject to customary closing conditions.

The Company has the right, but not the obligation, to require the investors to purchase approximately $50 million of additional common stock and/or pre-funded warrants in lieu of common stock at a closing (the “Milestone Closing”) upon achievement, within 12 months following the initial closing, of a clinical milestone relating to the Company’s ongoing LYL314 PiNACLE pivotal trial or certain other corporate milestones (each, a “Milestone Event”). The purchase price per share of common stock in the Milestone Closing will be $25.61, unless the closing price of the common stock on the day before the Milestone Closing is less than $10.41, in which case it will be $10.41 per share (although in such instance, the Company has the right to not proceed with the Milestone Closing).

Each investor will also have the right, but not the obligation, at any time before the Milestone Closing, to purchase at a closing (each, an “Investor Call Closing”) the same dollar amount of common stock (or pre-funded warrants in lieu thereof) it has committed to purchase in the Milestone Closing, at a purchase price per share of $30.73, until the later of 12 months following the initial closing and 40 days after the investors receive notice of the achievement of a Milestone Event. If any investor exercises its right to hold its Investor Call Closing, it will not participate in any subsequent Milestone Closing.

If the number of additional shares to be purchased by an investor in the Milestone Closing or an Investor Call Closing would result in the investor owning more than 19.99% (or, at an investor’s election, 9.99%) of Lyell’s issued and outstanding shares of common stock, in lieu of purchasing shares in excess of such threshold, the investor will buy pre-funded warrants at the same price as the common stock less the nominal $0.0001 per share exercise price of the pre-funded warrants.

After deducting offering expenses, Lyell expects to use net proceeds from the private placement, together with the Company’s existing cash, cash equivalents, and marketable securities, to fund two pivotal-stage clinical trials of LYL314 as well as working capital for other general corporate purposes. With this private placement, Lyell expects its cash, cash equivalents and marketable securities balances will be sufficient to meet working capital and capital expenditure needs into mid-2027, including through expected data from the LYL314 PiNACLE pivotal trial from which Lyell intends to submit a Biologics License Application later in 2027 for patients with large B-cell lymphoma (LBCL) relapsed and/or refractory to two or more lines of prior therapy. The funds are also expected to provide capital through the following additional milestones: a clinical trial data update from LYL314 at the end of this year, initiation and conduct of a Phase 3 randomized controlled trial evaluating LYL314 in patients with relapsed or refractory LBCL in the second-line setting and initiation of a clinical trial evaluating an internally-developed new fully-armed CAR T-cell therapy candidate targeting an undisclosed solid tumor indication.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The investors have been granted customary resale Form S-3 registration rights for the shares of common stock issued to them in the financing.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lyell

Lyell is a clinical-stage company advancing a pipeline of next-generation CAR T-cell therapies for patients with hematologic malignancies and solid tumors. To realize the potential of cell therapy for cancer, Lyell utilizes a suite of technologies to endow CAR T cells with attributes needed to drive durable tumor cytotoxicity and achieve consistent and long-lasting clinical responses, including the ability to resist exhaustion, maintain qualities of durable stemness and function in the hostile tumor microenvironment. Lyell’s lead product candidate, LYL314, is a next-generation dual-targeting CD19/CD20 CAR T-cell product candidate designed to increase complete response rates and prolong the duration of the responses as compared to the approved CD19-targeted CAR T-cell therapies for the treatment of large B-cell lymphoma. The PiNACLE trial is an ongoing single-arm pivotal trial evaluating LYL314 in patients with large B-cell lymphoma that has relapsed and/or been refractory to two or more lines of prior therapy. The Lyell LyFE Manufacturing Center™ has commercial launch capability and can manufacture more than 1,200 CAR T-cell doses at full capacity. To learn more, please visit www.lyell.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding: the timing, size, pricing and completion of the proposed private placement, including statements regarding the Milestone Closing and the Investor Call Closings; the expected use of proceeds from the private placement; Lyell’s expectation that its financial position and cash runway will meet working capital and capital expenditure needs into mid-2027, including capital needs to progress or initiate clinical trials for LYL314; and other statements that are not historical fact. These statements are based on Lyell’s current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to market conditions, volatility in the trading price of the common stock, risks inherent in achieving clinical and corporate milestones, the potential for results from clinical trials to differ from nonclinical, early clinical, preliminary or expected results; significant adverse events, toxicities or other undesirable side effects associated with Lyell’s product candidates; Lyell’s ability to initiate or progress clinical trials on the anticipated timelines, if at all; implementation of Lyell’s strategic plans for its business and product candidates; the sufficiency of Lyell’s capital resources and need for additional capital to achieve its goals; and other risks described under the heading “Risk Factors” in Lyell’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission on May 13, 2025. Forward-looking statements contained in this press release are made as of this date, and Lyell undertakes no duty to update such information except as required under applicable law.

Contact:

Ellen Rose

Senior Vice President, Communications and Investor Relations

erose@lyell.com